Exhibit 99.1

World Fuel Services Corporation Completes Sale of Multi Service Payment Solutions Business

MIAMI--(BUSINESS WIRE)--September 30, 2020--World Fuel Services Corporation (NYSE: INT) today announced that it has completed the previously announced sale of its Multi Service payment solutions business to Corsair Capital, a New York based private equity firm specializing in business and financial services. World Fuel Services received gross cash proceeds at closing of approximately $300 million and will receive an additional deferred payment of $75 million at a later date, of which $50 million is conditioned on Multi Service’s achievement of certain financial targets through 2022.

“We are pleased to have completed this transaction in the current complex global operating environment and wish our Multi Service colleagues well in their future endeavors,” stated Michael J. Kasbar, chairman and chief executive officer. “The closing of this transaction represents a significant milestone in our strategy to sharpen our portfolio of businesses and allows us to continue to focus on driving growth and increasing returns in our core businesses.”

“We have taken a number of actions to improve our liquidity profile during these challenging and uncertain times and the proceeds from this transaction allows us to further improve our liquidity position, enabling us to accelerate organic growth and fund select strategic investments in our core businesses,” stated Ira M. Birns, executive vice president and chief financial officer.

Jeremy Schein, Partner at Corsair Capital, added: “We are excited to officially welcome MSTS to the Corsair portfolio, and look forward to partnering with the company’s talented team to capitalize on substantial growth opportunities within the B2B payments market.”

Information Relating to Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our beliefs and expectations with respect to our focus on driving growth and increasing returns in our core businesses, our expected use of the proceeds from the transaction and its resulting impact on our liquidity profile, as well as our expectations about our ability to accelerate organic growth and fund select strategic investments.

These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s most recent Annual Report on Form 10-K filed with the SEC. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively utilize the proceeds from the sale and derive the expected benefits, the ultimate impact of any investment of the proceeds on our core businesses, our ability to capitalize on new market opportunities, potential liabilities, limited indemnities and the extent of any insurance coverage, our ability to achieve the expected level of benefit from our restructuring activities and cost reduction initiatives, our ability to effectively manage the effects of the COVID-19 pandemic, the extent of the impact of the pandemic onours and our customers' sales, profitability, operations and supply chains, customer and counterparty creditworthiness and our ability to collect accounts receivable and settle derivative contracts, sudden changes in the market price of fuel or extremely high or low fuel prices that continue for an extended period of time, the loss of, or reduced sales to a significant government customer, such as the North Atlantic Treaty Organization, the availability of cash and sufficient liquidity to fund our working capital and strategic investment needs, adverse conditions in the markets or industries in which we or our customers operate such as the current global economic environment as a result of the coronavirus pandemic, our failure to comply with restrictions and covenants in our senior revolving credit facility and our senior term loans, including our financial covenants, our ability to manage the changes in supply and other market dynamics in the regions where we operate, unanticipated tax liabilities or adverse results of tax audits, assessments, or disputes, our ability to successfully implement our growth strategy, risks related to the complexity of U.S. Tax Cuts and Jobs Act and any subsequently issued regulations and our ability to accurately predict the impact on our effective tax rate and future earnings, our ability to effectively leverage technology and operating systems and realize the anticipated benefits, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, particularly as a result of seasonality, supply disruptions, border closures and other logistical difficulties that can arise when sourcing and delivering fuel in areas that are actively engaged in war or other military conflicts, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, uninsured losses, the impact of natural disasters, adverse results in legal disputes, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in our SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a global energy management company involved in providing energy procurement advisory services, supply fulfillment and transaction and payment management solutions to commercial and industrial customers, principally in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

For more information, call 305-428-8000 or visit www.wfscorp.com.

About Corsair Capital

For the past 28 years, Corsair Capital has invested in many of the sub-sectors that comprise the financial services ecosystem in Europe and North America, and has developed a leading practice aligning with strong management teams and co-shareholders to grow specialist businesses. In particular, Corsair has focused on businesses that operate at the cross roads of technology transformation and financial services complexity and that require a deep understanding of, and a global network within, the broad financial industry.

Contacts

Ira M. Birns, Executive Vice President &
Chief Financial Officer

Glenn Klevitz
Vice President, Treasurer & Investor Relations
305-428-8000